                                                                 EXHIBIT 10.21

              TAX BONUS, TAX LOAN AND TAX INDEMNIFICATION AGREEMENT

         This TAX BONUS, TAX LOAN AND TAX INDEMNIFICATION AGREEMENT (the "Agreement") is dated as of April 22, 2002 by and among Transworld Healthcare
(UK) Limited, a limited company incorporated in England and Wales (the "Company"), Transworld Healthcare, Inc. a New York corporation ("TWUS") and Timothy M. Aitken ("Employee").

                                    RECITALS

         WHEREAS, the Employee currently holds the number of redeemable shares of 0.01 pence each in the capital of the Company (the "Redeemable Shares"), and which are redeemable into ordinary shares of the Company of 5p each, set forth on Schedule A hereto.

         WHEREAS, the Employee and the Company have entered into an Irrevocable Undertaking regarding restrictions on exercising the Redeemable Shares until the Company makes Employee an offer to purchase or redeem such Redeemable Shares.

         WHEREAS, the Employee desires to sell, and the Company desires to purchase, all of Employee's Redeemable Shares to the Company at their nominal value in accordance with Article 17 of the UK Charter.

         WHEREAS, the TWUS wishes (i) to pay Employee a cash bonus and (ii) to make Employee a loan, and the Company wishes to indemnify Employee for certain United States, New York State, and New York City (as applicable) income taxes, in each case in connection with income taxes that become due as a result of the Issuance (as defined below).

         WHEREAS, TWUS is issuing the number of shares of common stock, par value $0.01 per share, of TWUS ("TWUS Common Stock") set forth on Schedule A hereto to Employee as compensation simultaneous with the execution of this Agreement (the "Issuance").

         WHEREAS, the parties hereto acknowledge that certain of the indemnification obligations provided for in this Agreement are subject to the approval of certain of the Company's existing lenders, as described in further detail herein.

         NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

         "Additional Loan Amount" has the meaning set forth in Section 6(a) hereof.

         "AHG" means Allied Heathcare Group Limited.

         "Cash Bonus Amount" is the amount identified on Schedule A hereto.

         "Closing" has the meaning set forth in Section 10 hereof.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Compensatory Issuance Income Amount" is the amount identified on Schedule A hereto.

         "Corporate Group" means the Company, TWUS and AHG.

         "Excess Taxable Compensation Income" has the meaning set forth in
Section 6 hereto.

         "Final Determination" means a determination by an administrative agency or judicial court with respect to which the time for appeal or further contest has expired, or to which agreement or settlement with respect thereto has been reached by Employee and such agency or court to an extent and in a manner reasonably satisfactory to the Company.

         "Income Taxes" means income taxes imposed by the United States, New York State, and, if applicable, New York City on Employee's Taxable Compensation Income, together with the hospital insurance excise tax imposed by Code Section 3111(b).

         "Issuance" has the meaning set forth in the Recitals hereto.

         "Loan Amount" is the amount identified on Schedule A hereto.

         "Redeemable Shares" has the meaning set forth in the Recitals hereto.

         "Redeemable Share Amount" has the meaning set forth in Section 2 hereto.

         "Reportable Compensatory Issuance Income Amount" has the meaning set forth in Section 5 hereto

         "Stock Purchase Agreement Closing" means the closing (including the funding thereof) of the Stock Purchase Agreement by and among TWUS, Hyperion TWH Fund II LLC, Triumph Partners III, L.P., and Triumph III Investors, L.P., dated April 22, 2002 with respect to the purchase of an aggregate amount of $3,187,500 of TWUS Common Stock.

         "Taxable Compensation Income" means the aggregate amount of taxable compensation income required to be included by Employee in Employee's gross income for United States federal, New York State, and, if applicable, New York City income tax purposes pursuant to Section 83(a) of the Code (and any corresponding New York State and New York City income tax provisions) solely as a result of Employee's receipt of TWUS Common Stock in the Issuance.

         "TWUS" has the meaning set forth in the Recitals hereto.

         "TWUS Common Stock" has the meaning set forth in the Recitals hereto.

         "UK Charter" means the articles of association of the Company.

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         2. PURCHASE OF REDEEMABLE SHARES; RECEIPT OF CASH BONUS AND LOAN
AMOUNT. Subject to the terms and conditions of this Agreement, and in particular, but not limited to, Section 6(b), and in reliance on the representations, warranties and covenants set forth herein, the Company agrees (subject to compliance with applicable laws) to purchase, and the Employee agrees to sell, all of Employee's issued and outstanding Redeemable Shares at their nominal value in accordance with Article 17 of the UK Charter. Notwithstanding anything in the UK Charter or in any documentation governing the Redeemable Shares to the contrary, the Employee shall sell [his/her] Redeemable Shares by: (a) executing a stock transfer form duly transferring such Redeemable Shares to the Company (b) surrendering the share certificates representing such Redeemable Shares (or an indemnity for lost certificates in a form acceptable to the Company) to the Company and (b) receiving from the Company (pound)413 (the "Redeemable Share Amount"). Such sale shall occur when provided in Section 10(d).

         3. CASH PAYMENT BY COMPANY. At the Closing, TWUS will pay to Employee cash in an amount equal to the sum of the Cash Bonus Amount plus the Loan Amount. Employee shall execute and deliver to the TWUS a promissory note in the form of Exhibit A attached hereto, in a principal amount equal to the Loan Amount.

         4. PLEDGE AND SECURITY AGREEMENT. The Employee agrees to enter into a pledge and security agreement in the form of Exhibit B, attached hereto (the "Pledge Agreement"), pursuant to which the Employee will grant TWUS a security interest in the Collateral (as defined in the Pledge Agreement) as specified therein in order to secure the Employee's obligations under the promissory note executed by the Employee pursuant to Section 3 of this Agreement.

         5. TAX TREATMENT; PREPARATION OF TAX RETURNS. All United States, state, local and foreign tax returns filed after the date of this Agreement by any member of the Corporate Group or Employee shall be prepared and filed on a basis consistent with (i) the treatment of the receipt of the Cash Bonus Amount as compensation income paid to Employee by TWUS, (ii) the treatment of the Issuance as compensation income paid to Employee by TWUS in an amount equal to the (x) product of the number of shares of TWUS Common Stock received in the Issuance and (y) the average of the high and low trading prices of TWUS Common Stock as reported on the American Stock Exchange on the date of issuance (the "Reportable Compensatory Issuance Income Amount") for purposes of the Code and subject to the provisions of Code Section 83, and (iii) the treatment of the Redeemable Shares as non-qualified stock options. Without limiting the foregoing, Employee shall include in Employee's United States federal, New York State, and, if applicable, New York City gross income compensation income for 2002 an amount equal to the Cash Bonus Amount plus the Reportable Compensatory Issuance Income Amount. Each party covenants and agrees that it will not take or assert any position on any tax return, report or otherwise which is inconsistent with the positions stated in the preceding sentence; provided, however, that nothing herein shall prevent or prohibit Employee or any member of the Corporate Group from complying with applicable laws.

         6. INDEMNIFICATION FOR ADDITIONAL INCOME TAXES.

              (a) The parties agree that following a Final Determination that Employee must include Taxable Compensation Income in excess of the Compensatory Issuance Income Amount in gross income, (such excess amount, "Excess Taxable Compensation

         Income") the Company shall indemnify Employee for (i) 100% of any resulting increase in Income Taxes, (ii) interest, penalties and additions with respect to such increase, (iii) reasonable legal, accounting and similar fees and expenses incurred by Employee in connection with tax contests relating to any such increase in Income Taxes, and (iv) any United States, New York State, and, if applicable, New York City taxes payable by Employee as a result of payments pursuant to this Section 6; provided, however, that the Company shall forward to Employee any such amounts attributable to Excess Taxable Compensation Income due to the difference between the Compensatory Issuance Income Amount and the Reportable Compensatory Issuance Income Amount at least five days prior to the date Employee files the appropriate United States, New York State, and, if applicable, New York City tax returns, as contemplated in Section 5 in New York State, and if applicable New York City; and provided further, that the Company shall not be obligated to make any payments or loans under this Section 6 in excess of $622,371 in the aggregate . Notwithstanding anything to the contrary contained in this Agreement, with respect to any amounts paid to Employee pursuant to this Section 6, an amount equal to 20% of the Excess Taxable Compensation Income shall be considered to be an additional Loan Amount, up to a maximum additional Loan Amount of $175,427 (the "Additional Loan Amount"). Accordingly, the Company shall not be required to forward to the Employee (or the relevant taxing authority) any such amounts unless and until the Employee has executed and delivered to the Company a promissory note in the form of Exhibit A in a principal amount equal to the Additional Loan Amount.

              (b) Notwithstanding anything to the contrary contained herein, the Company shall have no obligations or liabilities with respect to the purchase provisions of Section 2 and the indemnification provisions of
         Section 6(a) unless and until the Company has received the requisite consents pursuant to (i) that certain credit agreement originally dated December 17, 1999 made between, among others, Allied Healthcare Group Limited, certain of its subsidiaries as Borrowers and/or Guarantors and Barclays Bank PLC as agent and security agent, as amended, stated and restated from time to time, (ii) that certain credit agreement originally dated December 17, 1999 made between, among others, AHG, certain of its subsidiaries as Borrowers and/or Guarantors, BNP Paribas as agent and Barclays Bank PLC as security agent, as amended, stated and restated from time to time, and (iii) that certain intercreditor deed originally dated December 17, 1999 made between, among others, the parties to the agreements described in paragraphs (i) and (ii) above, as amended, stated and restated from time to time.

         7. INDEMNIFICATION BY EMPLOYEE; WITHHOLDING.

              (a) Employee shall indemnify and hold harmless each member of the Corporate Group to the extent that any such member is required by law to withhold any amount with respect to Employee's Taxable Compensation Income, Excess Taxable Compensation Income or any amount paid by the Company to Employee under this Agreement; provided that Employee's liability under this Section 7(a) shall not exceed the lesser of (i) the actual amount paid to Employee pursuant to Section 3 and Section 6 hereof after subtracting any withholding by any member of the Corporate Group pursuant to Section 7(b) hereof, and (ii) the amount owed by Employee for Income Taxes after deducting the amounts thereof withheld by any member of the Corporate Group and the amount thereof actually paid by Employee.

              (b) The Company or any other member of the Corporate Group may withhold from any amount owed or to be paid to Employee under this Agreement any amount required by law to be withheld for taxes or otherwise, including, without limitation, as a result of the Issuance, or such greater amount as may be requested by Employee. Amounts withheld by the Company or any other member of the Corporate Group from any payment pursuant to Section 3 or Section 6 hereof shall be timely paid to the appropriate taxing authority, and such payments shall be treated as having been paid to Employee by the Company for purposes of this Agreement.

         8. COOPERATION AND EXCHANGE OF INFORMATION. Each party hereto agrees to provide the other party hereto with such cooperation and information as such other party shall reasonably request in connection with the preparation or filing of any tax return or claim for tax refund not inconsistent with this Agreement or in conducting any audit or other proceedings in respect of Income Taxes or to carry out the provisions of this Agreement.

         9. REPRESENTATION BY EMPLOYEE. Employee hereby represents and warrants that none of the transactions contemplated by this agreement will subject Employee to any income tax in any jurisdiction other than the United States, New York State, or New York City.

         10. THE CLOSING; DELIVERIES.

              (a) Upon the terms and subject to the conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, New York, NY 10022, on the date of the Stock Purchase Agreement Closing, unless another date and/or place is agreed in writing by each of the parties hereto.

              (b) At the Closing, TWUS shall deliver or cause to be delivered to the Employee (unless previously delivered), the following:

                   (i) a duly executed pledge and security agreement by and
              between TWUS and the Employee in the form attached hereto as Exhibit B; and

                   (ii) cash in the form of immediately available funds in an amount equal to the Cash Bonus Amount plus the Loan Amount.

              (c) Deliveries by the Employee. At the Closing, the Employee shall deliver to TWUS (unless previously delivered), the following:

                   (i) a duly executed promissory note from the Employee to TWUS in the form attached hereto as Exhibit A;

                   (ii) a pledge and security agreement by and between the
              Company and the Employee in the form attached hereto as Exhibit B that has been duly executed by the Employee and the affiliates of the Employee.

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

              (d) Notwithstanding the foregoing, but subject always to Section 6(b), immediately following the receipt of necessary approval of the stockholders of the Company, the Employee and the Company shall complete the purchase and sale of the Redeemable Shares in accordance with Section 2. At such time, (i) the Company shall deliver or cause to be delivered to Employee cash in the form of immediately available funds in an amount equal to the Redeemable Share Amount, and (ii) the Employee shall deliver to the Company a duly executed stock transfer form transferring the Redeemable Shares to the Company, and the share certificates representing such Redeemable Shares (or an indemnity for lost certificates in a form acceptable to the Company).

         11. GENERAL PROVISIONS.

              (a) FURTHER ASSURANCES. Each party hereto shall cooperate reasonably with the other parties, and execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any governmental or regulatory authority or any other person under any permit, license, agreement, indenture or other instrument, and take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement.

              (b) ENTIRE AGREEMENT. This Agreement, the promissory note delivered by the Employee at Closing, and the pledge and security agreement delivered at Closing shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof, superseding all previous negotiations, commitments and writings with respect to such subject matter.

              (c) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

              (d) NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by telecopier or sent by prepaid overnight carrier to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

                   (i)   if to the Company:

                         Transworld Healthcare (UK) Limited
                         Stone Business Park
                         Brooms Road
                         Stone
                         Staffordshire STI5 OTL
                         Fax:    01755 819 031

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                   (ii)  if to TWUS:

                         Transworld Healthcare, Inc.
                         555 Madison Ave.
                         New York, NY  10022
                         Attn: Jack Wynne
                         Fax:  (212) 750-7221

                   (iii) if to Employee:

                         Transworld Healthcare (UK) Limited
                         Stone Business Park
                         Brooms Road
                         Stone
                         Staffordshire STI5 OTL
                         Fax:  01755 819 031

              (e) AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented, and rights hereunder may be waived, only by a written agreement signed by the Employee and duly authorized officers of the Company and TWUS. No waiver of any term, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of such term, provision, condition, right or remedy or as a waiver of any other term, provision or condition of, or right or remedy under, this Agreement.

              (f) COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

              (g) EFFECT OF HEADINGS; CONSTRUCTION. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The parties have participated jointly in the negotiation and drafting of this Agreement (including the promissory note and pledge and security agreement contemplated to be entered into at Closing) with counsel sophisticated in investment transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above individually or by their duly authorized representatives.

                                            TRANSWORLD HEALTHCARE (UK) LIMITED

                                            By: /s/ Tim Aitken
                                                --------------------------------
                                            Name:  Timothy M. Aitken
                                            Title: Chairman/CEO


                                            TRANSWORLD HEALTHCARE, INC.

                                            By: /s/ Tim Aitken
                                                --------------------------------
                                            Name:  Timothy M. Aitken
                                            Title: Chairman/CEO:


                                            EMPLOYEE

                                            By: /s/ Tim Aitken
                                                --------------------------------
                                            Name: Timothy M. Aitken

                                       8
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                                   SCHEDULE A

                                                   Aitken         Eames         Total
                                                   ------         -----         -----
A.   Redeemable Shares                             4,130,000     2,940,000     7,070,000
B.   TWUS Shares in Issuance                         684,258       487,099     1,171,357
C.   Compensatory Issuance Income Amount(1)       $2,737,032    $1,948,396    $4,685,428
D.   Estimated Total Tax Payable                  $1,439,233      $873,267    $2,312,500
E.   Loan Amount(2)                                 $550,000      $390,000      $940,000
F.   Estimated Gross Up Amount(3)                   $512,030      $362,970      $875,000
G.   Cash Bonus Amount(4)                         $1,401,263      $846,237    $2,247,500
H.   Total to be paid by Company at               $1,951,263    $1,236,237    $3,187,500
       Closing (Line "E" plus Line "G")

---------
(1)   Based on assumed price of TWUS Common Stock of $4.00.
(2)   Negotiated Amount.
(3)   Calculated as sum of Line "G" plus Line "E" less Line "D".
(4)   Negotiated amounts.